Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 24, 2009, by and between SILICON VALLEY BANK (“Bank”) and POKERTEK, INC., a North Carolina corporation (“Borrower”), with its principal place of business at 1150 Crews Road, Suite F, Matthews, North Carolina 28105.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 25, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank (i) extend the Maturity Date, (ii) reduce the Facility Amount, and (iii) amend certain other provisions of the Loan Agreement.

D. Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Financing of Accounts).  Section 2.1.1(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b) Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  The aggregate amount of all Canadian Account Advances outstanding at any time may not exceed Canadian Facility Amount.  The sum of the aggregate amount of all Advances and Exim Advances outstanding at any time may not exceed the Facility Limit.

2.2 Section 2.2.7 (Unused Commitment Fee).  Section 2.2.7 of the Loan Agreement is hereby is hereby amended by deleting it in its entirety and replacing it with the following:

2.2.7. Unused Commitment Fee.  Borrower shall pay to Bank a fee (the “Unused Commitment Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to ..50% per annum of the average unused portion of the Total Commitment Amount, as determined by Bank.  Borrower shall not be entitled to any credit, rebate, or repayment of any of the Unused Commitment Fee previously earned by Bank pursuant to this Section notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.

2.3 Section 13 (Definitions).

(a) The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced in alphabetical order with the following:

“Adjusted Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities, minus the current portion of (a) Deferred Revenue and (b) the Shareholder Loan.

“Facility Amount” is One Million Five Hundred Sixty-Two Thousand Dollars ($1,562,000).

“Maturity Date” is July 23, 2010.

“Total Commitment Amount” is Two Million Nine Hundred Fifty Thousand Eight Hundred Dollars ($2,950,800)

(b) Section 13.1 of the Loan Agreement is hereby amended by adding clauses (s) and (t) immediately after clause (r) of the definition of Eligible Accounts in Section 13.1 of the Loan Agreement as follows:

(s) Accounts owing from an Account Debtor for maintenance service contracts, unless Borrower maintains at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of greater than 1.50 to 1.00; and

(t) Accounts owing from an Account Debtor that represent lease payment obligations under lease agreements that are not considered to be license agreements.

(c) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement:

“Canadian Facility Amount” is Five Hundred Thousand Dollars ($500,000).

“Exim Advances” means an advance under the Exim Loan Agreement.

“Facility Limit” is Two Million Five Hundred Thousand Dollars ($2,500,000).

2.4 UBS Accounts.  The defined terms “UBS Debt” and “UBS Securities Account” and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date hereof shall be of no further force and effect under the Loan Agreement.

2.5 Compliance Certificate.  Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit A attached hereto.  From and after the date of this Amendment, all references in the Loan Agreement, to the Compliance Certificate shall be deemed to refer to Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) the due execution and delivery to Bank of that certain Second Amendment to Export-Import Bank Loan and Security Agreement, dated as of the date hereof, by each party hereto, (c) the due execution and delivery to Bank of that certain Export-Import Bank Borrower Agreement, dated as of the date hereof, by each party hereto, (d) Borrower’s payment of an amendment and extension fee in an amount equal to Fifteen Thousand Seven Hundred Fifty Dollars ($15,750) and (e) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature Page Follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:
Name:
Title:

BORROWER

POKERTEK, INC.

By:
Name:
Title:

[Signature Page to Second Amendment to Loan and Security Agreement]

Exhibit A

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of PokerTek, Inc. (“Borrower”) certify under the Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

[Signature Page to Second Amendment to Loan and Security Agreement]

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

All representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Deferred Revenue report	Monthly within 30 days	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Invoices equal to or greater than 10% of EXIM Eligible Foreign Accounts	Quarterly within 30 days	Yes No
Board Projections	Annual within 5 days of approval	Yes No

2

Financial Covenants	Required	Actual	Complies
Maintain at all times, to be tested as of the last day of each month, commencing with the month ended July 31, 2009:
Adjusted Quick Ratio	1.00 to 1.00	___ to ___	Yes No

Eligibility for Maintenance Billings
Maintain at all times, to be tested as of the last day of each month, commencing with the month ended July 31, 2009:
Adjusted Quick Ratio of greater than:	1.50 to 1.00	___ to ___	Yes No

Sincerely,

POEKERTEK, INC.

Signature

Title

Date

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